News Release

BNY MELLON REPORTS FIRST QUARTER 2023 EARNINGS OF
$905 MILLION OR $1.12 PER COMMON SHARE

Revenue up 11% (a)	EPS up 30% (a)	ROE 10% ROTCE 20%(b)	CET1 11.0% Tier 1 leverage 5.8%
(a)    Excluding notable items, primarily related to 1Q22, revenue increased 9% (b) and EPS increased 20% (b).

NEW YORK, April 18, 2023 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Net income applicable to common shareholders (in millions)	$905	$509	$699	78%	29%
Diluted earnings per common share (c)	$1.12	$0.62	$0.86	81%	30%
(c)    Includes impact of notable items of $(0.01) per share in 1Q23, $(0.67) per share in 4Q22 and $(0.08) per share in 1Q22.

First Quarter Results
Total revenue of $4.4 billion, increased 11%
•Net interest revenue increased 62%
•Fee revenue was flat; or down 3% excluding notable items, primarily related to 1Q22 (b)

Total noninterest expense of $3.1 billion, increased 3%

AUC/A of $46.6 trillion, increased 2%
AUM of $1.9 trillion, decreased 16%, primarily market impact

Securities Services
•Total revenue increased 19%; or increased 14% excluding notable items (b)
•Income before taxes increased 100%; or increased 55% excluding notable items (b)
•Pre-tax operating margin of 26%

Market and Wealth Services
•Total revenue increased 22%
•Income before taxes increased 41%
•Pre-tax operating margin of 48%

Investment and Wealth Management
•Total revenue decreased 14%
•Income before taxes decreased 56%
•Pre-tax operating margin of 11%; Adjusted pre-tax operating margin of 13% (b)

Capital
•Returned $1.6 billion to common shareholders, including $1.3 billion of common share repurchases

CEO Commentary
Robin Vince, President and Chief Executive Officer, commented, “BNY Mellon delivered solid results in the first quarter. Revenue of $4.4 billion was up 11% year-over-year, we closely managed expenses, up 3% year-over-year, and we generated a healthy return on tangible common equity of 20%. Our Tier 1 leverage ratio as well as our liquidity coverage ratio remained strong and unchanged compared to the prior quarter at 5.8% and 118%, respectively.”

“The strength of BNY Mellon’s highly liquid, lower credit-risk and well-capitalized balance sheet in combination with the resilience of our platforms is the bedrock that supports our client franchise. Time and again, BNY Mellon has been a port in the storm for our clients in times of market turmoil, and the recent weeks have been no different as we help our clients with solutions to navigate this complicated backdrop,” Mr. Vince added.

“While we will remain vigilant given the heightened uncertainty in the current environment, we are pushing forward with our strategic agenda to reinvigorate underlying growth by doing more for our clients across our extensive suite of products and services, while driving greater efficiency,” Mr. Vince concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(b) For information on this Non-GAAP measure, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 1Q23 vs. 1Q22, unless otherwise noted.

BNY Mellon 1Q23 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q23 vs.
	1Q23	4Q22	1Q22	4Q22		1Q22
Fee revenue	$3,156	$3,222	$3,158	(2)%		—%
Investment and other revenue	79	(360)	70	N/M		N/M
Total fee and other revenue	3,235	2,862	3,228	13		—
Net interest revenue	1,128	1,056	698	7		62
Total revenue	4,363	3,918	3,926	11		11
Provision for credit losses	27	20	2	N/M		N/M
Noninterest expense	3,100	3,213	3,006	(4)		3
Income before taxes	1,236	685	918	80		35
Provision for income taxes	260	142	153	83		70
Net income	$976	$543	$765	80%		28%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$905	$509	$699	78%		29%
Operating leverage (a)				1,487	bps	800	bps
Diluted earnings per common share (b)	$1.12	$0.62	$0.86	81%		30%
Average common shares and equivalents outstanding - diluted (in thousands)	807,718	815,846	813,986
Pre-tax operating margin	28%	17%	23%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    Includes impact of notable items of $(0.01) per share in 1Q23, $(0.67) per share in 4Q22 and $(0.08) per share in 1Q22.
bps – basis points.

KEY DRIVERS (comparisons are 1Q23 vs. 1Q22, unless otherwise stated)
Total revenue increased 11%, primarily reflecting:
•Fee revenue was flat, or decreased 3% excluding notable items (c), primarily related to 1Q22. Fee revenue also reflects the abatement of money market fee waivers, offset by lower market values, the unfavorable impact of a stronger U.S. dollar and the impact of the Alcentra divestiture.
•Net interest revenue increased 62%, primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense.
•Provision for credit losses was $27 million, reflecting changes in the macroeconomic forecast.
•Noninterest expense increased 3%, primarily reflecting higher investments and revenue-related expenses, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings, a stronger U.S. dollar and the impact of the Alcentra divestiture.
•Effective tax rate of 21.0%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $46.6 trillion, increased 2%, primarily reflecting client inflows and net new business, partially offset by lower market values and the unfavorable impact of a stronger U.S. dollar.
•AUM of $1.9 trillion, decreased 16%, primarily reflecting lower market values, the unfavorable impact of a stronger U.S. dollar and the divestiture of Alcentra, partially offset by net inflows.

Capital and liquidity
•$304 million of dividends to common shareholders (d).
•$1.3 billion of common share repurchases.
•Return on common equity (“ROE”) – 10%; Return on tangible common equity (“ROTCE”) – 20% (c).
•Common Equity Tier 1 (“CET1”) ratio – 11.0%.
•Tier 1 leverage ratio – 5.8%.
•Average liquidity coverage ratio (“LCR”) – 118%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(c)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(d)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q23 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Investment services fees:
Asset Servicing	$948	$971	$999	(2)%	(5)%
Issuer Services	236	271	141	(13)	67
Total investment services fees	1,184	1,242	1,140	(5)	4
Foreign exchange revenue	139	149	148	(7)	(6)
Other fees (a)	55	55	41	—	34
Total fee revenue	1,378	1,446	1,329	(5)	4
Investment and other revenue	72	70	74	N/M	N/M
Total fee and other revenue	1,450	1,516	1,403	(4)	3
Net interest revenue	666	656	377	2	77
Total revenue	2,116	2,172	1,780	(3)	19
Provision for credit losses	—	11	(10)	N/M	N/M
Noninterest expense	1,556	1,576	1,510	(1)	3
Income before taxes	$560	$585	$280	(4)%	100%

Total revenue by line of business:
Asset Servicing	$1,664	$1,681	$1,512	(1)%	10%
Issuer Services	452	491	268	(8)	69
Total revenue by line of business	$2,116	$2,172	$1,780	(3)%	19%

Pre-tax operating margin	26%	27%	16%

Securities lending revenue (b)	$48	$50	$39	(4)%	23%

Metrics:
Average loans	$10,939	$11,850	$10,150	(8)%	8%
Average deposits	$167,209	$176,541	$192,156	(5)%	(13)%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$32.6	$31.4	$33.7	4%	(3)%
Market value of securities on loan at period end (in billions) (d)	$441	$449	$449	(2)%	(2)%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.5 trillion at March 31, 2023 and Dec. 31, 2022 and $1.7 trillion at March 31, 2022.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $69 billion at March 31, 2023, $68 billion at Dec. 31, 2022 and $78 billion at March 31, 2022.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest revenue and the abatement of money market fee waivers, partially offset by lower market values, the unfavorable impact of a stronger U.S. dollar and lower foreign exchange revenue. The sequential decrease primarily reflects lower foreign exchange revenue and client activity, partially offset by higher net interest revenue and market values.
•Issuer Services – The year-over-year increase primarily reflects the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia, higher net interest revenue and the abatement of money market fee waivers. The sequential decrease primarily reflects lower Depositary Receipts revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings and a stronger U.S. dollar.

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BNY Mellon 1Q23 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Investment services fees:
Pershing	$499	$502	$433	(1)%	15%
Treasury Services	168	170	170	(1)	(1)
Clearance and Collateral Management	260	249	243	4	7
Total investment services fees	927	921	846	1	10
Foreign exchange revenue	18	20	26	(10)	(31)
Other fees (a)	54	47	34	15	59
Total fee revenue	999	988	906	1	10
Investment and other revenue	15	15	—	N/M	N/M
Total fee and other revenue	1,014	1,003	906	1	12
Net interest revenue	453	396	296	14	53
Total revenue	1,467	1,399	1,202	5	22
Provision for credit losses	—	6	(2)	N/M	N/M
Noninterest expense	769	785	708	(2)	9
Income before taxes	$698	$608	$496	15%	41%

Total revenue by line of business:
Pershing	$693	$673	$570	3%	22%
Treasury Services	412	382	338	8	22
Clearance and Collateral Management	362	344	294	5	23
Total revenue by line of business	$1,467	$1,399	$1,202	5%	22%

Pre-tax operating margin	48%	43%	41%

Metrics:
Average loans	$36,854	$39,843	$42,113	(8)%	(12)%
Average deposits	$86,040	$86,083	$95,704	—%	(10)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$13.7	$12.7	$11.6	8%	18%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects the abatement of money market fee waivers and higher net interest revenue, partially offset by lower client activity. The sequential increase primarily reflects higher net interest revenue.
•Treasury Services – The year-over-year increase primarily reflects higher net interest revenue and the abatement of money market fee waivers. The sequential increase primarily reflects higher net interest revenue.
•Clearance and Collateral Management – The year-over-year and sequential increases primarily reflect higher net interest revenue and U.S. government clearance volumes.
•Noninterest expense increased year-over-year, primarily reflecting higher investments and higher revenue-related expense, as well as the impact of inflation, partially offset by the favorable impact of efficiency savings and a stronger U.S. dollar.

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BNY Mellon 1Q23 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Investment management fees	$752	$754	$848	—%	(11)%
Performance fees	22	26	34	N/M	(35)
Investment management and performance fees	774	780	882	(1)	(12)
Distribution and servicing fees	55	54	32	2	72
Other fees (a)	(53)	(58)	1	N/M	N/M
Total fee revenue	776	776	915	—	(15)
Investment and other revenue (b)	6	(3)	(8)	N/M	N/M
Total fee and other revenue (b)	782	773	907	1	(14)
Net interest revenue	45	52	57	(13)	(21)
Total revenue	827	825	964	—	(14)
Provision for credit losses	—	1	(3)	N/M	N/M
Noninterest expense	734	699	755	5	(3)
Income before taxes	$93	$125	$212	(26)%	(56)%

Total revenue by line of business:
Investment Management	$557	$550	$658	1%	(15)%
Wealth Management	270	275	306	(2)	(12)
Total revenue by line of business	$827	$825	$964	—%	(14)%

Pre-tax operating margin	11%	15%	22%
Adjusted pre-tax operating margin – Non-GAAP (c)	13%	17%	24%

Metrics:
Average loans	$13,960	$14,404	$13,228	(3)%	6%
Average deposits	$16,144	$16,416	$22,501	(2)%	(28)%

AUM (in billions) (current period is preliminary) (d)	$1,908	$1,836	$2,266	4%	(16)%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$279	$269	$305	4%	(9)%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(d)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the impact of the Alcentra divestiture, the mix of cumulative net inflows, lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by the abatement of money market fee waivers. The sequential increase primarily reflects higher market values.
•Wealth Management – The year-over-year decrease primarily reflects lower market values and changes in product mix.
•Noninterest expense decreased year-over-year, primarily reflecting the impact of the Alcentra divestiture and the favorable impact of a stronger U.S. dollar, partially offset by higher revenue-related expenses.

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BNY Mellon 1Q23 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	1Q23	4Q22	1Q22
Fee revenue	$3	$12	$8
Investment and other revenue	(14)	(442)	12
Total fee and other revenue	(11)	(430)	20
Net interest (expense)	(36)	(48)	(32)
Total revenue	(47)	(478)	(12)
Provision for credit losses	27	2	17
Noninterest expense	41	153	33
(Loss) before taxes	$(115)	$(633)	$(62)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The sequential increase in total revenue primarily reflects the $449 million net loss from repositioning the securities portfolio in 4Q22.

•Provision for credit losses was $27 million, reflecting changes in the macroeconomic forecast.

•Noninterest expense decreased sequentially, primarily driven by lower severance expense.

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BNY Mellon 1Q23 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2023	Dec. 31, 2022
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.0%	11.2%
Tier 1 capital ratio	13.9	14.1
Total capital ratio	14.7	14.9
Tier 1 leverage ratio	5.8	5.8
Supplementary leverage ratio	6.9	6.8
BNY Mellon shareholders’ equity to total assets ratio	9.6%	10.0%
BNY Mellon common shareholders’ equity to total assets ratio	8.4%	8.8%

Average LCR	118%	118%

Book value per common share	$45.36	$44.40
Tangible book value per common share – Non-GAAP (b)	$23.52	$23.11
Common shares outstanding (in thousands)	789,134	808,445
(a)    Regulatory capital ratios for March 31, 2023 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2023 and Dec. 31, 2022 was the Advanced Approaches.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $17.9 billion and Tier 1 capital totaled $22.7 billion at March 31, 2023, both decreasing slightly compared with Dec. 31, 2022. The decreases primarily reflect common stock repurchase activity, partially offset by capital generated through earnings and a net increase in accumulated other comprehensive income. The Tier 1 leverage ratio was flat compared with Dec. 31, 2022, as a slight decrease in capital was offset by a decrease in average assets.

NET INTEREST REVENUE

Net interest revenue				1Q23 vs.
(dollars in millions; not meaningful - N/M)	1Q23	4Q22	1Q22	4Q22		1Q22
Net interest revenue	$1,128	$1,056	$698	7%		62%
Add: Tax equivalent adjustment	—	2	3	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,128	$1,058	$701	7%		61%

Net interest margin	1.29%	1.19%	0.75%	10	bps	54	bps
Net interest margin (FTE) – Non-GAAP (a)	1.29%	1.19%	0.76%	10	bps	53	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year and sequentially, primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense.

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BNY Mellon 1Q23 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2023	Dec. 31, 2022	March 31, 2022
Fee and other revenue
Investment services fees	$2,119	$2,173	$1,993
Investment management and performance fees	776	783	883
Foreign exchange revenue	176	190	207
Financing-related fees	52	43	45
Distribution and servicing fees	33	33	30
Total fee revenue	3,156	3,222	3,158
Investment and other revenue	79	(360)	70
Total fee and other revenue	3,235	2,862	3,228
Net interest revenue
Interest revenue	3,942	3,197	778
Interest expense	2,814	2,141	80
Net interest revenue	1,128	1,056	698
Total revenue	4,363	3,918	3,926
Provision for credit losses	27	20	2
Noninterest expense
Staff	1,791	1,802	1,702
Software and equipment	429	432	399
Professional, legal and other purchased services	375	415	370
Net occupancy	119	143	122
Sub-custodian and clearing	118	112	118
Distribution and servicing	85	86	79
Bank assessment charges	40	19	35
Business development	39	45	30
Amortization of intangible assets	14	16	17
Other	90	143	134
Total noninterest expense	3,100	3,213	3,006
Income
Income before taxes	1,236	685	918
Provision for income taxes	260	142	153
Net income	976	543	765
Net loss attributable to noncontrolling interests related to consolidated investment management funds	—	—	8
Net income applicable to shareholders of The Bank of New York Mellon Corporation	976	543	773
Preferred stock dividends	(71)	(34)	(74)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$905	$509	$699

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2023	Dec. 31, 2022	March 31, 2022
(in dollars)
Basic	$1.13	$0.63	$0.86
Diluted	$1.12	$0.62	$0.86

Page - 8

BNY Mellon 1Q23 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented total revenue and fee revenue measures excluding the accelerated amortization of deferred costs for depositary receipts services related to Russia. Income before taxes and diluted earnings per common share measures excluding the revenue item above as well as a disposal loss, and litigation reserves are also provided. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items			1Q23 vs.
(dollars in millions)	1Q23	1Q22	1Q22
Total revenue – GAAP	$4,363	$3,926	11%
Impact of notable items (a)	(1)	(88)
Adjusted total revenue – Non-GAAP	$4,364	$4,014	9%

Diluted earnings per common share	$1.12	$0.86	30%
Impact of notable items (a)	(0.01)	(0.08)
Adjusted diluted earnings per commons share – Non-GAAP	$1.13	$0.94	20%

Fee revenue – GAAP	$3,156	$3,158	—%
Impact of notable items (a)	—	(88)
Adjusted fee revenue – Non-GAAP	$3,156	$3,246	(3)%
(a)    Notable items in 1Q23 reflect litigation reserves and a disposal loss (reflected in investment and other revenue). Notable item in 1Q22 reflects the accelerated amortization of deferred costs for depositary receipts services related to Russia.

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BNY Mellon 1Q23 Earnings Release

Reconciliation of Non-GAAP measures, excluding notable items - Securities Services			1Q23 vs.
(dollars in millions)	1Q23	1Q22	1Q22
Total revenue – GAAP	$2,116	$1,780	19%
Impact of notable items (a)	—	(82)
Adjusted total revenue – Non-GAAP	$2,116	$1,862	14%

Income before taxes – GAAP	$560	$280	100%
Impact of notable items (a)	(2)	(82)
Adjusted income before taxes – Non-GAAP	$562	$362	55%
(a)    Notable item in 1Q23 reflects litigation reserves. Notable item in 1Q22 reflects the accelerated amortization of deferred costs for depositary receipts services related to Russia.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, currency fluctuations, innovation in products and services, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including geopolitical risks (including those related to Russia’s invasion of Ukraine). Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. All forward-looking statements in this Earnings Release speak only as of April 18, 2023, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 1Q23 Earnings Release
ABOUT BNY MELLON

Established in 1784, BNY Mellon is America’s oldest bank and the first company listed on the New York Stock Exchange (NYSE: BK). Today, BNY Mellon powers capital markets around the world through comprehensive solutions that help clients manage and service their financial assets throughout the investment life cycle. BNY Mellon had $46.6 trillion in assets under custody and/or administration and $1.9 trillion in assets under management as of March 31, 2023. BNY Mellon has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com. Follow us on LinkedIn or visit our Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 10:30 a.m. ET on April 18, 2023. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on April 18, 2023. An archived version of the first quarter conference call and audio webcast will be available beginning on April 18, 2023 at approximately 2:00 p.m. ET through May 18, 2023 at www.bnymellon.com/investorrelations.

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